EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Enterprise Financial Services Corp (the “Company”) on Form 10-Q for the period ended September 30, 2012 as filed with the Securities and Exchange Commission (the “Report”), I, Peter F. Benoist, Chief Executive Officer of the Company, certify to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as enacted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peter F. Benoist
Peter F. Benoist
Chief Executive Officer
November 5, 2012